EXHIBIT 10.69

Dated   October 10, 2010

GOLDENSTONE WORLDWIDE LIMITED

AND

ZAP

________________________________________

DISTRIBUTION AGREEMENT
_________________________________________

ANGELA HO & ASSOCIATES

1106, Tower 1, Lippo Centre
89 Queensway, Hong Kong
Tel.: (852) 2810 6830  Fax: (852) 2810 0805

Ref:COMM090117 / AH / CT

THIS AGREEMENT is made on October 10, 2010

BETWEEN:-

(1)
Goldenstone Worldwide Limited, a company incorporated in the British Virgin Islands which registered office is at Quastisky Building, P.O. Box 4389, Road Town, Tortola, British Virgin Islands (“Goldenstone”); and

(2)
ZAP, a company incorporated in the United States of America which registered office at 501 Fourth Street Santa Rosa, CA 95401, the United States of America and the shares of which are quoted on the Over-The-Counter Bulletin Board in the United States (the “Sub-Distributor”);

(collectively, the “Parties”, and each, a “Party”)

RECITALS:-

(A)
Jonway Group Company Limited (“Jonway”), a company incorporated in the People’s Republic of China, owns the licence to manufacture, sell, distribute, market and export traditional and electric vehicles and their relevant parts in the PRC.  Jonway has granted the right to market, distribute and sell the aforementioned vehicles and parts to certain of its subsidiaries, including Zhejiang Jonway Automobile Company Limited (“Jonway Automobile”) and [ Jonway Motorcycle Company Limited  (“Jonway Motorcycle”)  ].

(B)
On October 10, 2010 Jonway entered into an international distribution agreement (the “Jonway Licence”) with Goldenstone granting Goldenstone the exclusive right internationally   to distribute the Products and to grant further distribution rights to Goldenstone’s designated third party distributor in the Territory.  The Jonway Licence encompasses all the traditional and electric motorcycles and vehicles and the related products of Jonway, Jonway Automobile and Jonway Motorcycle .

(C)
Further to the Jonway Licence, Goldenstone agreed to grant the Sub-Distributor certain Distribution Rights over the traditional and electric motorcycles and automobile and their related products of Jonway and Jonway Automobile, whether on an exclusive or non-exclusive basis as hereinafter detailed.

IT IS HEREBY AGREED THAT:-

1.	Definitions and Interpretation

1.1	In this agreement, unless the context otherwise requires:

“Agreement”	means this Agreement

“Business Day”	means a day (excluding Saturday and Sunday) on which licensed banks are generally open for business in Hong Kong throughout their regular business hours

“Distribution Rights”	means each and all of the various distributions rights granted by Goldenstone over the Products referred to in Clause 2.3 herein.

“Effective Date”	means the date upon which this agreement takes effect, namely 2010

“Force Majeure”
means there will have developed, occurred, happened or come into effect any change or development involving a prospective change or development, or any event or series of events, matters or circumstances likely to result in or representing a change or development, or prospective change or development, concerning or relating to:

(a)
Any new law or regulation or any change in any existing law or regulation, or any change in the interpretation or application thereof by any court or other competent authority in or affecting any Territory; or

(b)
(A) any event or series of events in the nature of force majeure (including, without limitation, acts of government, economic sanctions, strikes or lock-outs (whether or not covered by insurance), riots, fire, explosion, flooding, civil commotion, acts of war, acts of terrorism (whether or not responsibility has been claimed), acts of God, epidemic, outbreak of infectious disease, accident or interruption or delay in transportation), or (B) any local, national, regional or international outbreak or escalation of hostilities (whether or not war is or has been declared) or other declaration of a national or international state of emergency or calamity or crisis, in the case of either (A) or (B), affecting any Territory; or

(c)	any contravention by either Party of any of the applicable laws in the Territory affecting this Agreement;

(d)
any demand by the creditors for repayment of any indebtedness of either Party prior to the stated maturity or a petition is presented for the winding-up or liquidation of either Party in any of the Territory or either Party making any composition or arrangement with its creditors or enters into a scheme of arrangement or any resolution is passed for the winding-up of either Party or a provisional liquidator receiver or manager is appointed over all or part of the assets or undertaking of either Party or anything analogous thereto occurs in respect of either Party;

and which, with respect to any of clauses (a) to (d) above, in the absolute opinion of the President of Law Society of Hong Kong:

(A)	is, will be or may be materially adverse to the general affairs, management, business or financial or trading position or prospects of either Party; or

(B)	has, will have or may have a material adverse effect on the performance of this Agreement, or

(C)	would have the effect of making any part of this Agreement incapable in accordance with its terms.

“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC

“Intellectual Property”
means any patent, copyright, registered design, trade mark or other industrial or intellectual property right subsisting in the Territory in respect of the Products, and applications for any of the foregoing

“Invoice Value”	means the sums invoiced by Goldenstone to the Sub-Distributor in respect of any products, less any taxes, duties or levies and any amounts for transport or insurance included in the invoice

“PRC”	means the People’s Republic of China

“Products”
means both the traditional gasoline and electric vehicles and motorcycles  referred to in Clause 2.2 herein as are at the date of this Agreement in the range of products manufactured by/for Jonway and /or Jonway Automobile, and such other products as may from time to time be agreed in writing by the Parties

“Restricted Information”
means any information which is disclosed to ZAP by Goldenstone under or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such)

“Territory”	means Territory 1 and Territory 2 collectively.

“Territory 1”	means countries and territories outside of China, including but not limited to North America, South America, Europe and South East Asia, Hong Kong, Taiwan, Macau, India and Australia.

“Territory 2”	means North America which encompasses the United States of America, Canada and the Republic of Puerto Rico.

“Trade Mark(s)”
means the trademarks registered in the name of Jonway of which particulars are given in Schedule 1, and such other trade marks as are used by any of Jonway, Jonway Automobile, Jonway Motorcycle or Goldenstone on or in relation to the Products at any time during this Agreement

“Year of this Agreement”	means the period of 12 months from the date of this Agreement and each subsequent consecutive period of 12 months during the period of this Agreement

1.2	References in this Agreement to:

1.2.1	Clauses and Recitals are references to clauses and sub-clauses of and recitals to this Agreement;

1.2.2
Any statute, regulation or other statutory provision are references to such statute, regulation or provisions as from time to time amended, modified, consolidated, codified or re-enacted and includes subsidiary legislation made thereunder;

1.2.3	A company includes a body corporate (wherever incorporated);

1.2.4	Person includes corporations, unincorporated associations, institutions and trustees; and

1.2.5
This Agreement (or any specific provision hereof) or any other document shall be construed as references to this Agreement, that provision or that other document as amended, varied, or modified from time to time.

1.3	Headings in this Agreement are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

1.4	In this Agreement, words denoting the singular include the plural and vice versa, words denoting one gender include all genders.

1.5	General words shall not be given a restrictive meaning by particular examples intended to be embraced by the general words.

1.6	Any reference in this Agreement to “writing” or related expressions includes a reference to facsimile transmission, email or other comparable means of communication.

1.7
The Recital shall form an integral part of this Agreement and shall have the same force and effect as if expressly set out in the main body of this Agreement and any reference to this Agreement shall include the Recital.

2.	Appointment of the Sub-Distributor

2.1
Goldenstone hereby appoints the Sub-Distributor as its distributor for the distribution and marketing of the Products on the basis stated below, and the Sub-Distributor agrees to act in that capacity, subject to the terms of this Agreement:

2.2	Subject to Clause 2.3 below, the classes of Products which are the subject of the Distribution Rights granted to the Sub-Distributor hereunder refer to:

2.2.1	the traditional gasoline vehicles and/or engines produced by Jonway Automobile;

2.2.2	the electric vehicles produced by Jonway Automobile;

2.2.3	the traditional gasoline motorcycles produced by Jonway Motorcycle; and

2.2.4	the electric motorcycles produced by Jonway Motorcycle

2.3	The Distribution Rights granted to the Sub-Distributor by Goldenstone include:

2.3.1	Exclusive distribution rights in Territory 1 for all of the electric vehicles produced by Jonway Automobile;

2.3.2	Exclusive distribution rights in Territory 2 for the electric motorcycles of Jonway;

2.3.3
Non-exclusive distribution rights in Territory 1 for gasoline and electric motorcycles of Jonway Motorcycle [ (subject to Clause 2.3.2 above for which exclusivity of distribution is granted to ZAP in Territory 2 for electric motocycles)  ]; and

2.3.4	Non-exclusive distribution rights in the Territory 1 for gasoline engines of Jonway Automobile.

2.4
The Sub-Distributor shall be entitled to describe itself as the “Authorized Distributor” of Jonway or Jonway Automobile for the Products, but shall not hold itself out as their respective agents for sales of the Products or as being entitled to bind each of Jonway, Jonway Automobile or Jonway Motorcycle in any way.

2.5	The Sub-Distributor shall not sell any of the Products which it purchases from Goldenstone through a sales agent or to a further sub-distributor without the express written permission of Goldenstone.

2.6	In relation to the exclusive Distribution Rights stated in Clauses 2.3.1 and 2.3.2 above, Goldenstone shall not:

2.6.1	appoint any other person, firm or company as a distributor or agent for the relevant Products stated in Clauses 2.3.1 and 2.3.2 in Territory 1 and Territory 2 respectively; or

2.6.2
supply to any other person, firm or company whether in Territory 1 (for the rights granted under Clause 2.3.1) or in Territory 2 (for the rights granted under Clause 2.2.2) any of the Products stated in Clauses 2.3.1 and 2.3.2 respectively, whether for use or resale.

2.7
In relation to the non-exclusive Distribution Rights stated in Clauses 2.3.3 and 2.3.4 above, the Sub-Distributor shall have the non-exclusive Distribution Rights to distribute and market or to take all ancillary action to deal with and distribute the Products referred to in Clauses 2.2.3 and 2.2.4 in Territory 1.

2.8	Nothing in this agreement shall entitle the Sub-Distributor to any priority of supply in relation to the Products as against Goldenstone’s other distributors or customers.

2.9
Nothing in this agreement shall entitle the Sub-Distributor to any right or remedy against Goldenstone if any of the Products referred in Clauses 2.3.3 and 2.3.4 above are sold in Territory 1 by any person, firm or company other than Goldenstone.

2.10	The Sub-Distributor shall not:

2.10.1	Obtain each of the classes of Products (or any goods which compete with the Products) for resale from any person, firm or company other than Goldenstone or its designated delegate;

2.10.2
Be concerned or interested, either directly or indirectly, in the manufacture or distribution in Territory 1 of any goods which compete with the corresponding Products as described in Clauses 2.2 herein;

2.10.3
During the continuance of this Agreement, in respect of the rights granted under Clauses 2.3.3 and 2.3.4, carry on the following activities in respect of any area anywhere in the world (the “Reserved Territory”) or any customer group (the “Reserved Customer Group”) which has been reserved exclusively by Goldenstone to another distributor:

(a)
Actively approach individual customers in a Reserved Territory or a Reserved Customer Group for orders for the relevant Products under Clauses 2.3.3 and 2.3.4 (including without limitation by way of direct mail or personal visits); or

(b)
Actively approach a Reserved Customer Group or a specific group of customers in a Reserved Territory through advertisements in media or other promotions specifically targeted at that Reserved Customer Group or at customers in that Reserved Territory;

(c)	Open branches for the distribution of the Products under Clauses 2.3.3 and 2.3.4 in a Reserved Territory, or establish a distribution outlet or warehouse for the Products in a Reserved Territory; or

(d)	Distribute or market the Products under Clauses 2.3.3 and 2.3.4 to any customer in any country which is within the Reserved Territory.

2.11
Notwithstanding the provisions of Clause 2.12, the Sub-Distributor shall be entitled to carry out general advertising or promotions in media or on the internet that reach customers in a Reserved Territory or a Reserved Customer Group provided that such advertising and promotion is primarily intended to reach customers (including without limitation customers globally who are outside any Reserved Territory and do not for part of any Reserved Customer Group (the “General Customers”) and that such advertising and promotion is a reasonable way to reach such general customer.

3.	Supply of the Products

3.1	Subject as provided to Clauses 2.8 and 3.2, Goldenstone shall use its best endeavours to supply the Products to the Sub-Distributor in accordance with the Sub-Distributor’s orders.

3.2
Goldenstone shall not be under any obligation to continue the supply of all or any of the Products, [ and shall be entitled to make such alterations to the specifications of the Products as it may think fit.  ]

3.3
Each order for the Products shall constitute a separate contract, and any default by Goldenstone in relation to any one order shall not entitle the Sub-Distributor to treat this Agreement as terminated;

3.4	The Sub-Distributor shall, in respect of each order for the Products to be supplied under this Agreement, be responsible for:

3.4.1	Ensuring the accuracy of the order;

3.4.2
Providing Goldenstone with any information which is necessary in order to enable Goldenstone to fulfil the order and to comply with all applicable legal requirements pertaining to each respective geographical region in Territory 1 or Terriotry 2, as the case may be, for each Distribution Right stated in Clause 2.3 herein; and

3.4.3
Obtaining any necessary import licences, certificates of origin or other requisite documents, any paying all applicable customs duties and taxes in respect of the importation of the Products into each respective geographical region in Territory 1 or Terriotry 2, as the case may be, for each Distribution Right stated in Clause 2.3 herein and for their distribution in these geographical areas.

3.5
The Sub-Distributor shall give Goldenstone not less than 3 months’ written notice of its estimated requirements of the Products for each month, and shall promptly notify Goldenstone of any changes in circumstances which may affect its requirements.

3.6
Upon receipt and confirmation of each order Goldenstone shall as soon as is practicable inform the Sub-Distributor of Goldenstone’s estimated delivery date for the consignment.  Goldenstone shall use all reasonable endeavours to meet the delivery date, but time of delivery shall not be of the essence and accordingly Goldenstone shall have no liability to the Sub-Distributor if, notwithstanding such endeavours, there is any delay in delivery.

3.7	The title to any consignment of the Products shall not pass to the Sub-Distributor until Goldenstone has received payment in full of the price therefor.

3.8
Risk of loss or damage to any consignment of the Products shall pass to the Sub-Distributor from the time Goldenstone notifies the Sub-Distributor that the Products are available for collection or from the time of delivery to the carrier at Goldenstone’s premises, whichever is earlier.

3.9
The standard conditions of sale of Goldenstone from time to time (a copy of the current form of which has been supplied to the Sub-Distributor prior to the date of this Agreement) shall apply to all sales of the Products to the Sub-Distributor pursuant to this Agreement, except to the extent that any of the same is inconsistent with any of the provisions of this Agreement, in which case the latter shall prevail.  Goldenstone shall give to the Sub-Distributor notice in writing of any change in such standard conditions of sale not less than one month prior to such change taking effect for the purposes of this Agreement.

4.	Payment for the Distribution Rights

4.1
In consideration of the grant of the 4 classes of Distribution Rights granted under Clause 2.3 herein for the respective Products under Clause 2.2, ZAP agrees to issue and allot 30 million shares in the Sub-Distributor to Goldenstone free from all encumbrances and third party rights (the “ZAP Shares”).

4.2
Goldenstone and the Sub-Distributor agree that the ZAP Shares are to be held in an escrow account pending the obtaining by the Sub-Distributor of an independent valuation report on the four Distribution Rights under Clause 2.3 that their total value is not less than USD30 million, or 15 December 2010, whichever first occurs.

4.3
An escrow agreement has been entered into amongst the Sub-Distributor, Goldenstone, and Messrs. Angela Ho & Associates as escrow agent, on 16 October 2010] establishing the escrow account for the purposes of Clause 4.2 herein.

5.	Payment for the Products

5.1	The prices for all Products to be supplied under this agreement shall be Goldenstone’s ex works list prices from time to time (inclusive of packaging costs) and accordingly Goldenstone shall:

5.1.1	Supply to the Sub-Distributor up to date copies of all price lists for the Products from time to time; and

5.1.2
Give the Sub-Distributor not less than 3 month’s notice in writing of any alteration in such list prices, and the prices as so altered shall apply to all Products delivered on and after the applicable date of the increase, including outstanding orders.

5.2
Where Goldenstone agrees to arrange for transportation and insurance as agent for the Sub-Distributor, the Sub-Distributor shall reimburse Goldenstone the full costs thereof and all the applicable provisions of this Agreement shall apply with respect to the payment of such costs as they apply to payment of the price of the Products.

5.3	All prices for the Products are exclusive of any applicable value added tax or any other sales tax, for which the Sub-Distributor shall be additionally liable.

6.	Marketing of the Products

6.1
The Sub-Distributor shall use its best endeavours to promote the distribution of the Products throughout the Territory and, subject to compliance by Goldenstone of its obligations under Clause 3.1, to satisfy market demand therefore.

6.2
The Sub-Distributor shall be entitled, subject as provided in this Agreement, to promote and market the Products in the Territory in such manner as it may think fit, and in particular shall be entitled to re-sell the Products to its customers at such prices as it may determine.

6.3	In connection with the promotion and marketing of the Products the Sub-Distributor shall:

6.3.1	Make clear, in all dealings with customers and prospective customers, that it is acting as distributor of the Products and not as agent of Goldenstone;

6.3.2	Comply with all legal requirements from time to time in force relating to the storage and sale of the Products;

6.3.3	Provide to Goldenstone copies of its up to date price lists;

6.3.4
From time to time consult with Goldenstone’s representatives for the purposes of assessing the state of the market in each area for which the respective Distribution Rights are granted and permit them to inspect any premises or documents used by the Sub-Distributor in connection with the distribution of the Products;

6.3.5	At the request of Goldenstone provide to it copies of such sales aids, including (without limiting the foregoing) catalogues, sales brochures and sales manuals, as relate to the Products;

6.3.6	Use in relation to the Products only such advertising, promotional and selling materials as are approved in writing by Goldenstone;

6.3.7	Maintain an active and, suitably trained sales force;

7.	Support and Training

7.1
Goldenstone shall from time to time provide the Sub-Distributor with such samples, catalogues, brochures and up to date information concerning the Products as Goldenstone may consider appropriate or as the Sub-Distributor may reasonably require in order to assist the Sub-Distributor with the distribution of the Products in the Territory regarding each respective Product pursuant to Clause 2.2 herein, and Goldenstone shall endeavour to answer as soon as practicable any technical enquiries concerning the Products which are made by the Sub-Distributor or its customers.

7.2	The samples, catalogues, brochures or information provided by Goldenstone under Clause 7.1 shall be provided to the Sub-Distributor free of charge.

8.	Intellectual Property

8.1
Goldenstone hereby authorizes the Sub-Distributor to use the Trade Mark(s) in each area for which the Distribution Rights in relation to the respective Products were granted under Clause 2.3 and strictly in respect of the said Products for the purposes only of exercising its rights and performing its obligations under this Agreement and, subject as provided in Clause 2.10, Goldenstone shall not so authorize any other person, firm or company.

8.2
The Sub-Distributor shall ensure that each reference to and use of any of the Trade Marks by the Sub-Distributor is in a manner from time to time approved by Jonway and accompanied by an acknowledgement, in a form approved by Jonway, that the same is a trade mark (or registered mark) of Jonway, or is a trade mark used by Jonway, Jonway Automobile or Jonway Motorcycle at the time of this Agreement.

8.3	The Sub-Distributor shall not:

8.3.1	Make any modifications to the Products or their packaging without consent of Jonway Automobile or Jonway Motorcycle;

8.3.2	Use in relation to the Products any trade marks other than the Trade Marks without obtaining the prior written consent of Jonway Automobile or Jonway Motorcycle; or

8.4
Except as provided for in Clause 8.1 the Sub-Distributor shall have no rights in respect of any trade names or Trade Marks used by Jonway in relation to the Products or of the goodwill associated therewith, and the Sub-Distributor hereby acknowledges that, except as expressly provided in this Agreement, it shall not acquire any rights in respect of any trade names or Trade Marks and that all such rights and goodwill are, and shall remain, vested in Jonway.

8.5
Without prejudice to the right of the Sub-Distributor or any third party to challenge the validity of any Intellectual Property of Jonway, the Sub-Distributor shall not do or authorize any third party to do any act which would or might invalidate or be inconsistent with any Intellectual Property of Jonway and shall not omit or authorize any third party to omit to do any act which, by its omission, would have that effect or character.

8.6
The Sub-Distributor shall promptly and fully notify Goldenstone of any actual, threatened or suspected infringement in the Territory of any Intellectual Property of Jonway which comes to the Sub-Distributor’s notice, and of any claim by any third party so coming to its notice that the importation of the Products into such areas, or their distribution in such areas, infringes any rights of any other person, and the Sub-Distributor shall at the request and expense of Jonway do all such things as may be reasonably required to assist Jonway in taking or resisting any proceedings in relation to any such infringement or claim.

9.	Confidentiality

9.1	Except as provided by clauses 9.2 and 9.3, the Sub-Distributor shall at all times during the continuance of this Agreement and after its termination;

9.1.1	Use its best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and

9.1.2	Not use any Restricted Information for any purpose other than the performance of the obligations under this Agreement.

9.2	Any Restricted Information may be disclosed by the Sub-Distributor to:

9.2.1	Any customers or prospective customers;

9.2.2	Any governmental or other authority or regulatory body; or

9.2.3	Any employees or professional advisor(s) of the Sub-Distributor or any of the aforementioned persons,

To such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to the Sub-Distributor using its best endeavours to ensure that the person in question keeps confidential and does not use the same except for the purposes for which the disclosure is made, or to any person as is required by law.

9.3	Any Restricted Information may be used by the Sub-Distributor for any purpose, or disclosed by the Sub-Distributor to any other person, to the extent only that:

9.3.1
It is on the date of this Agreement, or becomes, public knowledge through no fault of the Sub-Distributor (provided that in doing so the Sub-Distributor shall not disclose any Restricted Information which is not public knowledge); or

9.3.2	It can be shown by the Sub-Distributor, to the reasonable satisfaction of Goldenstone, to have been known to it prior to its being disclosed by Goldenstone to the Sub-Distributor.

10.	Warranties and Liability

10.1	Subject as provided in this Agreement Goldenstone warrants to the Sub-Distributor that:

10.1.1	All Products supplied under this Agreement will be of satisfactory quality and will comply with any specification agreed for them;

10.1.2
The trade marks of which registration particulars are given in Schedule 1 are registered in the name of Jonway and that it has disclosed to the Sub-Distributor all trade marks and trade names used by Jonway and / or Goldenstone at the date of this Agreement;

10.1.3
It is not aware of any rights of any third party in the Territory which would or might render the distribution of the Products, or the use of any of the Trade Marks on or in relation to the Products, unlawful.

10.2	In the event of any breach of Goldenstone’s warranty in Clause 10.1 (whether by reason of defective materials, production faults or otherwise) Goldenstone’s liability shall be limited to:

10.2.1	Replacement of the Products in question; or

10.2.2	At Goldenstone’s option, repayment of the price (where this has been paid).

11.	Force Majeure

11.1	If either Party is affected by Force Majeure it shall forthwith notify the other Party of the nature and extent thereof.

11.2
Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations under this Agreement to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other Party; and the time for performance of that obligation shall be extended accordingly.

11.3
If the Force Majeure in question prevails for a continuous period in excess of [ six ] months, the Parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

12.	Duration and Termination

12.1
This Agreement shall come into force on the Effective Date and, subject as provided in Clause 12.2 and 12.3, shall continue in force for a period of ten years and thereafter unless or until terminated by either Party giving to the other not less than 3 months’ written notice expiring at or at any time after the end of that period.

12.2	Either Party shall be entitled forthwith to terminate this agreement by written notice to the other Party if:

12.2.1
That other Party commits any breach of any of the provisions of this agreement and, in the case of a breach capable of remedy, fails to remedy the same within  30  days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

12.2.2	An encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other Party;

12.2.3	That other Party makes any voluntary arrangement with its creditors or becomes subject to an administration order;

12.2.4
That other Party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other Party under this agreement);

12.2.5	Anything which, under the law of any jurisdiction, is analogous to any of the acts or events specified in 12.2.2, 12.2.3 or 12.2.4;

12.2.6	That other Party ceases, or threatens to cease, to carry on business; or

12.2.7	In the circumstances contemplated by Clause 11.3 there is no agreement reached by the Parties within [ 30 ] days after discussions for that purpose began or ought to have begun.

12.3
For the purpose of Clause 12.2.1, a breach shall be considered capable of remedy if the Party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

12.4	Any waiver by either Party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision of this Agreement.

12.5	The rights to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either Party in respect of the breach concerned (if any) or any other breach.

13.	Consequences of Termination

13.1	Upon the termination of this Agreement for any reason:

13.1.1
Goldenstone shall be entitled (but not obliged) to repurchase from the Sub-Distributor all or part of any stocks of the Products then held by the Sub-Distributor at their Invoice Value or the value at which they stand in the books of the Sub-Distributor, whichever is lower, provided that:

(a)	Goldenstone shall be responsible for arranging and for the cost of, transport and insurance; and

(b)
The Sub-Distributor may sell stocks for which it has accepted orders from customers prior to the date of termination, or in respect of which Goldenstone does not, by written notice given to the Sub-Distributor within [  seven ] days after the date of termination exercise its right of repurchase, and for those purposes and to that extent the provisions of this Agreement shall continue in full force and effect;

13.1.2
The Sub-Distributor shall at its own expense within [  30  ] days send to Goldenstone or otherwise dispose of in accordance with the directions of Goldenstone all samples of the Products and any advertising, promotional or sales material relating to the products then in the possession of the Sub-Distributor;

13.1.3
The Sub-Distributor shall cease to promote, market or advertise the Products or to make any use of the Trade marks other than for the purpose of selling stock in respect of which Goldenstone does not exercise the right of repurchase;

13.1.4	The provisions of Clauses 9 and 10 shall continue in force in accordance with their respective terms;

13.1.5
Subject as otherwise provided in this Agreement and to any rights or obligations which have accrued prior to termination, neither Party shall have any further obligation to the other under this Agreement.

14.	Nature of the Agreement

14.1
This Agreement is personal to the Sub-Distributor hereunder, which may not, without the written consent of the Goldenstone, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights, or sub-contract or otherwise delegate any of its obligations under this Agreement.

14.2
Subject as provided in Clause 5.2, nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the Parties.

14.3
This Agreement contains the entire agreement between the Parties with respect to the subject matter of this Agreement, supersedes all previous agreements and understandings between the Parties with respect to this Agreement, and may not be modified except by an instrument in writing signed by the duly authorized representatives of the Parties.

14.4
Each Party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided in this Agreement, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

14.5
If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

15.	Jurisdiction and the Proper Law

15.1
This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California, the United States of America, and each Party hereby submits to the non-exclusive jurisdiction of the Californian courts.

16.	Notices and Service

16.1
Any notice or other information required or authorized by this Agreement to be given by either Party to the other may be given by hand or sent (by pre-paid post, facsimile transmission, email or comparable means of communication) to the other Party at the address referred to in Clause 16.4.

16.2	Any notice or other information given by post under Clause 16.1 shall be deemed delivered and have been given on the [ 4th ] day after it was so posted.

EXECUTION PAGE

SIGNED by	)

)

For and on behalf of GOLDENSTONE	)

WORLDWIDE LIMITED	)

)

)

)

)

SIGNED by /s/ Steven Schneider	)

Steven schneider	)

)

For and on behalf of ZAP	)

)

)

)

)